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                                                                   EXHIBIT 10.8


                            AMENDMENT NUMBER ONE TO
                            -----------------------

                               CONVERTIBLE NOTE
                               ----------------



     This Amendment Number One dated November 26, 1997 to that certain Convertible Note (the "Note") dated August 30, 1996 issued by ENACT Health Management Systems, a California corporation ("ENACT"), to ALZA Corporation ("ALZA").

                                   RECITALS
                                   --------


     A. ENACT issued the Note to ALZA in consideration for certain funds loaned by ALZA to ENACT.

     B. Both ENACT and ALZA desire to amend the Note to modify the conversion mechanism.

     NOW, THEREFORE, based on these premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   AGREEMENT
                                   ---------


     1. The first sentence of Section 2(a)(iii) shall be amended to read in its entirety as follows:

          "(iii) Notwithstanding paragraph (i) and (ii) above, from and after the completion of an initial public offering that yields at least Ten Million Dollars ($10,000,000) in proceeds to the Company at a price of at least $7.50 per share prior to May 15, 1998 or $10.00 per share thereafter (with the applicable share price adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and the like) in which all then outstanding shares of Series C Preferred Stock are converted into Common Stock (a "Qualified IPO"), the principal hereunder shall be convertible into Common Stock in lieu of Series C Preferred Stock."


     2.  The Note, as amended hereby, shall remain in full force and effect.


     3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment
Number One as of the day and year first above written.



                                    ENACT Health Management Systems

                                        /s/ Henry Evans
                                   By:_________________________________________
                                        Henry Evans
                                        Chief Financial Officer


                                   Accepted by:

                                   ALZA Corporation


                                       /s/ Bruce C. Cozadd
                                   By:__________________________________________

                                         Bruce C. Cozadd
                                   Name:________________________________________

                                          Senior Vice President and Chief
                                          Financial Officer
                                   Title:_______________________________________

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